UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2016 (May 26, 2016)

Arrhythmia Research Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 26, 2016, Arrhythmia Research Technology, Inc. (the “Company”) conducted its annual meeting of stockholders (the “Annual Meeting”). The matters submitted to stockholders were: (1) the re-election of Dr. Paul F. Walter and Mr. Marco F. Benedetti as Class III directors (terms expiring at the 2019 annual meeting), (2) the approval of the non-binding advisory vote on executive compensation ("say-on-pay"), (3) the ratification of the appointment of Wolf and Company, P.C. as the Company's independent registered public accounting firm, and (4) the authorization to adjourn the Annual Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Annual Meeting to approve the proposals.

Each of the proposals submitted to stockholders was adopted with the following votes:

(1) To re-elect two Class III directors to hold office for three years until the 2019 annual meeting and until their successors are duly elected and qualified:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Dr. Paul F. Walter	1,022,022	622,696	830,713
Mr. Marco F. Benedetti	1,117,777	526,941	830,713

(2) To approve a non-binding advisory vote on executive compensation ("say-on-pay"):

Votes For	Votes Against	Abstain	Broker Non-Votes
1,405,580	216,831	22,307	830,713

(3) To ratify the appointment of Wolf & Co., P.C. as the Company's independent registered public accounting firm:

Votes For	Votes Against	Abstain
2,442,042	30,358	2,831

(4) Authorization to adjourn the Annual Meeting:

Votes For	Votes Against	Abstain
2,329,441	63,187	82,803

Item 7.01 Regulation FD Disclosure

On June 1, 2016, Arrhythmia Research Technology, Inc. (the “Company”), at the Annual Meeting of the Board of Directors, named Mr. Jason R. Chambers, Chairman of the Board, effective June 2, 2016.

Mr. Chambers has served as a director of the Company since 2006. Mr. Chambers has served as President of Mountain Brook Water, a water bottling and distribution company, from 2002 to present, and from 2001 to present has served as a consultant assisting The Chambers Medical Foundation, a private foundation (the "Foundation"), in assessing medical grant applications. Mr. Chambers was appointed Trustee of the Foundation in 2011. The Foundation beneficially owns approximately 10% of the Company’s outstanding common stock. Mr. Chambers holds a Bachelor of Science degree from Vanderbilt University School of Engineering and a Masters of Business Administration degree from Owen Graduate School of Management, Vanderbilt University with a concentration in finance and marketing. Mr. Chambers is also a Dana-Farber Cancer Institute Hematologic Oncology visiting committee member and a member of Vanderbilt’s School of Engineering Board of Visitors.    Mr. Chambers brings over 15 years of practical business and finance experience as the president of a growing enterprise along with knowledge of and relationships with the medical community through his non-profit activities.

A copy of the press release announcing such appointment is furnished as Exhibit 99.01.

Dr. Paul F. Walter, the Company’s previous Chairman of the Board, will continue to serve as a director of the Company.

At the Annual Meeting of the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors made the following committee appointments:

Audit Committee	E. P. Marinos (Chairperson) Marco F. Benedetti Robert A. Mello
Compensation Committee	Paul F. Walter (Chairperson) E. P. Marinos Robert A. Mello
Executive & Finance Committee	Jason R. Chambers (Chairperson) Robert A. Mello Marco Benedetti Salvatore Emma, Jr.
Nominating and Corporate Governance Committee	Jason R. Chambers (Chairperson) E. P. Marinos Paul F. Walter

The information in this Item 7.01 disclosure, including Exhibit 99.01, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.01, shall not be incorporated by reference into the filings of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.    Description

99.01	Press Release dated June 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 1st day of June, 2016.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ Derek T. Welch

          Derek T. Welch

Chi                                                                                                                                          Chief Financial Officer